Exhibit 10.5

KROLL

Government Services, Inc.

SUBCONTRACTOR ENGAGEMENT AGREEMENT

THIS AGREEMENT (“Agreement”) effective March 15, 2008 between Kroll Government Services, Inc., a Delaware corporation, with its principal place of business at 900 Third Avenue, New York, New York 10022 and elsewhere (“Kroll”), and Michael G. Cherkasky (“Contractor”) who resides at [Address].

WHEREAS, as the parties may mutually agree from time to time, Kroll may retain Contractor on a non-exclusive basis to provide professional services, which services shall be governed by the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements contained herein, the parties agree as follows:

1. SERVICES TO BE PROVIDED BY CONTRACTOR; CONFLICTS OF INTEREST

a) Contractor’s services are to be of a quality consistent with the highest levels of Contractor’s profession, and are to be performed within the time, budget and other parameters mutually established by Contractor and Kroll.

b) Contractor warrants that during the period of engagement with Kroll, Contractor shall not provide services for any business, firm, company or entity, regardless of whether compensation is provided, that would constitute a conflict of interest with its work for Kroll. Contractor shall notify Kroll within 24 hours if any potential conflict of interest arises during its retention by Kroll. For the purposes of this Agreement, a “conflict of interest” includes, but is not limited to, a conflict between one’s obligations to KrolI and one’s own personal interests or the interests of one’s family or other persons with whom Contractor has business or personal relationships. A conflict of interest may deter Contractor from acting in the best interests of Kroll or influence Contractor to act in a way adverse to Kroll’s interests. Such conflicts may include, but is not limited to, the opportunity of financial or other material gain. It includes the transmission of confidential information to third parties. Kroll, at its sole discretion, shall determine if a conflict of interest exists.

2. CONTRACTOR’S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

a) Contractor warrants to Kroll that it will comply with all applicable laws and regulations in its performance of services under this Agreement. Contractor’s submission of any invoice to KroIl shall constitute a representation to Kroll that services to which that invoice relates were performed in accordance with all applicable laws and regulations.

b) Contractor will indemnify Kroll (including its officers, employees and agents) against all claims, damages and costs (including reasonable attorney’s fees and disbursements) resulting from any actions by Contractor constituting negligence or unlawful conduct.

c) Contractor warrants that it will not trade securities of any company on the basis of any material, nonpublic information it may have received while working for Kroll.

NAME	Page 1 of 7 (Initial each page) Kroll /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

d) Not used

e) Not used

f) Not used

g) Not used

h) Not used

i) Not used

3. COMPENSATION AND EXPENSES

Kroll shall pay Contractor professional fees and expenses as set forth in EXHIBIT A.

4. AUDIT

For purposes of reasonably ensuring compliance with the provisions of this Agreement, Contractor agrees that, upon the request by Kroll at any time during the term of this Agreement, Contractor will make available for audit by an accounting firm mutually acceptable to Kroll and Contractor, Contractor’s books, records and other documentation related to its activities under this Agreement. A copy of the report thereon by such accounting firm shall be provided to Kroll. Kroll will pay any and all costs of any such requested audit.

5. DURATION OF AGREEMENT

a) This Agreement may be unilaterally terminated by Kroll or Contractor at any time, for any reason whatsoever or for no reason at all, upon 30 days prior written notice to the other party.

b) In addition, either party may terminate this Agreement by written notice to the other upon the material breach by the other party, provided that the party wishing to terminate the Agreement gives the other party at least ten days notice of the alleged breach, and allows that party the ten-day period in order to cure the breach.

6. NO AUTHORITY TO BIND KROLL

Contractor shall have no authority to bind Kroll contractually or in any other respect unless it first receives Kroll’s express written authorization; any offer made or contract entered into by Contractor without such prior authorization shall not be binding on Kroll.

7. INDEPENDENT CONTRACTOR; NO AGENCY OR EMPLOYMENT RELATIONSHIP

Contractor, in performance of this Agreement is acting as an independent contractor and not as an employee or agent of Kroll, and shall be solely responsible for the payment of worker’s compensation, unemployment insurance and all other taxes or costs relating to services performed hereunder. Neither Contractor nor any of its employees shall represent itself

NAME	Page 2 of 7 (Initial each page) Kroll /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

to anyone as an employee of Kroll. Contractor acknowledges that its employees are not entitled to receive any employee benefits of any kind from Kroll.

8. DISCLOSURE AND CONFIDENTIALITY; ADVERTISING AND PUBLICITY; KROLL NAME AND LOGO

a) Except to the extent required by law, Contractor shall not disclose to any other person (other than its attorneys or advisors) the existence of or any of the details of this Agreement.

b) Contractor acknowledges that, because the nature of its engagement shall often involve highly confidential and sensitive information, its work for Kroll creates a relationship of trust and confidence between Kroll and itself. Contractor, therefore, agrees during the life of this Agreement and following its termination as follows:

(i) to preserve the confidentiality and secrecy of and not directly or indirectly to reveal, report, publish, transfer, communicate or disclose any confidential or sensitive information in any manner whatsoever, except with the prior written consent of Kroll; and

(ii) not to use any confidential or sensitive information in any manner other than for the purpose of Kroll’s business; and

(iii) to take all reasonable steps to ensure that access to confidential or sensitive information is appropriately restricted and that all precautions are taken to ensure that confidential or sensitive information is not in whole or in part disclosed without authorization or misappropriated,

(iv) to abide by any additional security and/or clearance requirements imposed by the nature of the assignment and conveyed to the Contractor.

“Confidential” or “sensitive” information includes but is not limited to:

(i) the identity of any of Kroll’s clients, associates and independent contractors, and clients of Kroll’s clients; and

(ii) the business practices and procedures, budgets, investments, plans, research, development, investigations, studies, contracts, resources and business dealings of Kroll, Kroll’s clients and/or clients of Kroll’s clients; and

(iii) information, written or oral, acquired directly or indirectly, during and in the course of Contractor’s retention as an independent contractor to Kroll concerning the financial, corporate, political or personal affairs of any person, corporation or other entity.

Upon completion of each assignment and upon termination of this Agreement, Contractor shall promptly deliver to Kroll all property in its possession belonging to Kroll, including all confidential information and all information of any apparently confidential non-public nature such as photographs, tape recordings, correspondence or notes, its own notes, reports, memoranda and other documents that it has acquired pursuant to or in the course of its engagement by Kroll and relating to such engagement, whether or not legally the property of Kroll. Contractor further agrees not to retain any copies of such property (other than copies of public records or other publicly available information), whether for itself or any other person or entity. If a person or entity requests, subpoenas, or otherwise seeks to obtain any testimony or materials within the custody or control of Contractor or of any of its employees, agents, representatives or others working under its direction, that relate to or refer in any way to its work under this Agreement, Contractor shall immediately inform Kroll. Should Kroll so request, Contractor will cooperate in legal action to seek protection against disclosure.

NAME	Page 3 of 7 (Initial each page) Kroll /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

In such cases, Kroll will, at its expense, retain legal counsel satisfactory to Kroll to represent Contractor and/or any other applicable parties in the matter, and will compensate Contractor and/or the applicable parties for reasonable fees and expenses incurred in such legal proceedings. Unless and until legally compelled by court or other competent authority or permitted by Kroll in writing to do so, Contractor will not testify or disclose or transmit any materials to anyone.

c) Not used.

9. NOTICES

Unless notice to the contrary is given to the other party, notices (other than communications regarding specific assignments being performed by Contractor for Kroll) shall be sent by Contractor to Kroll Government Services, Inc., 1750 Foxtrail Drive, Suite 120, Loveland, CO 80538, ATTN; Contracts Department. Any notice provided hereunder by a party shall be effective upon receipt by the other party. Notices to Contractor shall be sent to the address indicated above unless otherwise directed by the Contractor.

10. ENTIRE AGREEMENT

This Agreement (together with the Statement of Business Ethics and the Subcontractor Background Questionnaire completed by Contractor) shall constitute the entire agreement between Kroll and Contractor, and shall supersede any and all prior agreements and understandings, whether written or verbal.

11. SURVIVAL

Any obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

12. SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of New York (without regard to that jurisdiction’s choice of laws and principles).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NAME	Page 4 of 7 (Initial each page) KroII /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

Kroll Government Services, Inc.		Contractor

By:	/s/ Jeffrey Schlanger	By:	/s/ Michael G. Cherkasky

Name:	Jeffrey Schlanger	Name:	Michael G. Cherkasky

Title:	President	Title:

Date:	5-18-08	Date:	5/1/08

NAME	Page 5 of 7 (Initial each page) KroII /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

EXHIBIT A

☐	Contractor will be paid at a flat rate of $10,000.00 per month.

☐	When applicable, travel expenses and mileage must be approved prior to travel and will, as approved, be reimbursed in accordance with company policy.

☐	Business office expenses will be reimbursed if approved by the contractor’s supervisor in advance.

☐	All hours and expenses must be submitted to the contractor’s supervisor or his designee via company invoice to receive payment. Invoices should be submitted no less frequently than monthly and should include a brief description of work performed and associated hours.

☐	Contractor’s supervisor is Jeff Schlanger.

NAME	Page 6 of 7 (Initial each page) KroII /s/ JRS Contractor /s/ MGC.

KROLL

Government Services, Inc.

KroIl Government Services, Inc. – Statement of Business Ethics

It is the policy of KrolI Government Services, Inc. (the “Company” or “KroIl”) to comply with the applicable laws of those jurisdictions in which it operates, or is otherwise present, and to conduct its activities in keeping with the highest standards of business ethics. Illegal or unethical conduct by employees, subcontractors or other representatives of Kroll Associates seriously undermines the Company’s reputation for integrity and honesty that is essential to its continued success, and thus seriously damages the Company. Therefore, the Company cannot and will not tolerate ethical lapses or illegal action undertaken for any reason.

From time to time, at its sole discretion, Kroll may engage the undersigned independent contractor (“Contractor”) to perform services for the Company. In its performance of such services, Contractor will act in compliance with all applicable laws and regulations, and otherwise in accordance with the ethical standards of its profession. It will also adhere to the terms of the Subcontractor Engagement Agreement between the Company and Contractor. Contractor acknowledges that its failure to adhere to this Statement of Business Ethics shall be grounds for immediate termination by the Company of its engagement of Contractor, without prejudice to any other remedies that Company may have against Contractor. Contractor will inform its officers, employees, agents and subcontractors of the requirements of this Statement of Business Ethics.

Agreed and Acknowledged

Name of Contractor	Michael G. Cherkasky

By:	/s/ Michael G. Cherkasky

Date:	5/1/08

NAME	Page 7 of 7 (Initial each page) KroII /s/ JRS Contractor /s/ MGC.